JOHN B. SANFILIPPO & SON, INC.


			       SECOND AMENDED AND RESTATED
				     NOTE AGREEMENT


			   $4,000,000 7.87% Series A Senior Notes
				     Due August 15, 2004

			   $6,000,000 8.22% Series B Senior Notes
				     Due August 15, 2004

			   $4,000,000 8.22% Series C Senior Notes
				     Due August 15, 2004

			   $3,000,000 8.33% Series D Senior Notes
				     Due August 15, 2004

			   $8,000,000 6.49% Series E Senior Notes
				     Due August 15, 2004

			   $10,000,000 8.31% Series F Senior Notes
				     Due May 15, 2006



				 Dated as of January 24, 1997







				     TABLE OF CONTENTS
				  (Not Part of Agreement)

						   Page
						 ---------

1.      [Intentionally Omitted                      1

2.      PURCHASE AND SALE OF NOTES                  1

3.      [Intentionally Omitted]                     1

4.      PREPAYMENTS                                 1

5.      AFFIRMATIVE COVENANTS                       4

6.      NEGATIVE COVENANTS                          9

7.      EVENTS OF DEFAULT                           18

8.      REPRESENTATIONS, COVENANTS AND WARRANTIES   22

9.      REPRESENTATIONS OF EACH PURCHASER           25

10.     DEFINITIONS                                 26

11.     MISCELLANEOUS                               39


			       LIST OF ATTACHMENTS


PURCHASER SCHEDULE
EXHIBIT A       --      [INTENTIONALLY OMITTED]
EXHIBIT B       --      [INTENTIONALLY OMITTED]
EXHIBIT C       --      [INTENTIONALLY OMITTED]
EXHIBIT D       --      [INTENTIONALLY OMITTED]
EXHIBIT E       --      [INTENTIONALLY OMITTED]
EXHIBIT F       --      LIST OF SUBSIDIARIES
EXHIBIT G       --      LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
EXHIBIT H       --      [INTENTIONALLY OMITTED]
EXHIBIT I       --      INDEBTEDNESS EXISTING AS OF MARCH 27, 1996
EXHIBIT J       --      LIST OF INVESTMENTS AS OF MARCH 27, 1996
EXHIBIT K       --      [INTENTIONALLY OMITTED]
EXHIBIT L       --      [INTENTIONALLY OMITTED]
EXHIBIT M       --      FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 6J  --  LEASES

			       JOHN B. SANFILIPPO & SON, INC.
				      2299 Busse Road
			     Elk Grove Village, Illinois 60007



							As of January 24, 1997




The Prudential Insurance Company
  of America ("Prudential")
Each Prudential Affiliate which
  becomes bound by this Agreement
  as hereinafter provided (together
  with Prudential, "Purchasers")
c/o Prudential Capital Group
Two Prudential Plaza
Chicago, Illinois  60601

Attention:  Managing Director

Ladies and Gentlemen:

	The undersigned, John B. Sanfilippo & Son, Inc., a Delaware corporation (herein called the "Company"), hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined.

	1.      [Intentionally Omitted]

	2.      PURCHASE AND SALE OF NOTES.

	2A.     Purchase and Sale of Notes.  The Company has previously
issued and sold, and Prudential has previously purchased, the Notes.

	2B.     [Intentionally Omitted]

	3.      [Intentionally Omitted]

	4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.


	4A(1). Required Prepayment of Notes. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without a Yield-Maintenance Amount, the principal amounts specified below at the times specified below:

		(i) with respect to the Series A Notes, the Company shall apply to the prepayment of the Series A Notes the sum of $200,000 semi-annually on each February 15th and August 15th of each year commencing on February 15, 1995 continuing to and including August 15, 2004 with any then unpaid balance due on August 15, 2004;

		(ii) with respect to the Series B Notes, the Company shall apply to the prepayment of the Series B Notes the sum of $300,000 semi-annually on each February 15th and August 15th of each year commencing on February 15, 1995 continuing to and including August 15, 2004 with any then unpaid balance due on August 15, 2004;

		(iii) with respect to the Series C Notes, the Company shall apply to the prepayment of the Series C Notes the sum of $200,000 semi-annually on each February 15th and August 15th of each year commencing on February 15, 1995 continuing to and including February 15, 2004 with any then unpaid balance due on August 15, 2004;

		(iv) with respect to the Series D Notes, the Company shall apply to the prepayment of the Series D Notes the sum of $150,000 semi-annually on each May 15th and November 15th of each year commencing on May 15, 1995 continuing to and including May 15, 2004 with any then unpaid balance due on August 15, 2004;

		(v) with respect to the Series E Notes, the Company shall apply to the prepayment of the Series E Notes the sum of $400,000 semi-annually on each February 15th and August 15th of each year commencing on February 15, 1995 continuing to and including August 15, 2004 with any then unpaid balance due on August 15, 2004; and

		(vi) with respect to the Series F Notes, the Company shall apply to the prepayment of the Series F Notes the sum of
(a) $525,000 semi-annually on each May 15th and November 15th of each year commencing on May 15, 1997 continuing to and including November 15, 1999, (b) $500,000 semi-annually on each May 15th and November 15th of each year commencing on May
15, 2000 continuing to and including May 15, 2002, and (c)
$475,000 semi-annually on each May 15th and November 15th of each year commencing on November 15, 2002 continuing to and including November 15, 2005 with any unpaid balance due on May
15, 2006.

	4A(2). Prepayment with Yield-Maintenance Amount Pursuant to Collateral Agency Agreement and Other Agreements. If amounts are to be applied to the principal of the Notes pursuant to the terms of the Collateral Agency Agreement or the Security Agreement, or pursuant to paragraph 6F(iii), interest owing thereon and to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable on such date. Any partial prepayment of the Notes pursuant to this paragraph 4A(2) shall be applied in satisfaction of required prepayments of principal in inverse order of their scheduled maturity dates.

	4B.     Optional Prepayment with Yield-Maintenance Amount.
Subject to the limitations set forth below, the Notes shall be subject to prepayment, in whole at any time or from time to time in part (in $500,000 increments and not less than $1,000,000 per occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note so prepaid. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in the inverse order of their scheduled due dates.
All prepayments shall be applied ratably to any Series of Notes then outstanding.

	4C. Notice of Optional Prepayment. The Company shall give to the holder of each Note of a Series irrevocable written notice of any optional prepayment pursuant to paragraph 4B with respect to such Series not less than 30 days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date,
(iii) the principal amount of the Notes of such holder to be prepaid on that date, and (iv) stating that such optional prepayment is to be made pursuant to paragraph 4B. Notice of optional prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

	4D. Partial Payments Pro Rata. In the case of each prepayment pursuant to paragraphs 4A or 4B of less than the entire unpaid principal amount of all outstanding Notes of any Series, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraphs 4A or 4B) according to the respective unpaid principal amounts thereof.

	4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than (i) by prepayment pursuant to paragraphs 4A or 4B or (ii) upon acceleration of such final maturity pursuant, to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepared or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

	5. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid, the Company agrees to observe and perform for the benefit of the holders of the Notes each of the affirmative covenants set forth below:

	5A.     Financial Statements.  The Company covenants that it
will deliver to each Significant Holder in triplicate:

		(i) as soon as practicable and in any event within thirty (30) days following the end of each calendar month, statements of income and cash flows of the Company and its Subsidiaries for such month and for the period from the beginning of the then current fiscal year to the end of such month and a balance sheet of the Company and its Subsidiaries as of the end of such month, setting forth in each case, in comparative form, on a consolidated and consolidating basis, figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified as accurate by the Chief Financial Officer or Treasurer of the Company, subject to changes resulting from normal year-end adjustments;

		(ii)    [Intentionally Omitted]

		(iii) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, statements of income and cash flows of the Company and its Subsidiaries for such year, and a balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case, on a consolidated and consolidating basis or on a combined or combining basis, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Required Holders (of all Notes) and examined and certified by independent public accountants selected by the Company and reasonably satisfactory to the Required Holders (of all Notes), whose opinion shall be unqualified in scope and satisfactory in substance to the Required Holders (of all Notes), which opinion shall be delivered together with a reliance or privity letter in favor of the holders of the Notes in form and substance reasonably acceptable to the Required Holders (of all Notes);

		(iv) [Intentionally Omitted]

		(v)  as soon as practicable and in any event within ten
(10) days of delivery to the Company, a copy of any letter issued by the Company's independent public accountants or other management consultants with respect to the Company's or any Subsidiary's financial or accounting systems or controls, including all so-called "management letters";

		(vi) as soon as practicable (but in any event not more than three (3) Business Days after an officer or director of the Company or any of its Subsidiaries obtains knowledge of the occurrence of a Default or an Event of Default), notice of any and all Defaults or Events of Default hereunder;

		(vii) promptly upon their becoming available, the Company shall deliver to each Significant Holder copies of all financial statements sent by the Company or any of its Subsidiaries to shareholders (other than the Company or any of its Subsidiaries) and all reports, notices and proxy statements sent by the Company or any Subsidiary to its shareholders, and all regular and periodic reports and registration statements filed by the Company or any Subsidiary with any securities exchange or with the Securities and Exchange Commission or its successor, and all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the business of the Company and its Subsidiaries;

		(viii)(a) promptly, and in any event within three (3) Business Days of the Company's becoming aware thereof, notice of any "Event of Default" or "Default" under either the Bank
Agreement or the Teachers Note Agreement, provided that the Company shall immediately furnish the holder(s) of the Notes with any notice of any such "Default" or "Event of Default" received from any holder of any Indebtedness issued under either such agreement and (b) as soon as practicable and in any event within ten (10) days of the execution thereof by the Company or any Subsidiary, or any Affiliate of the Company, a copy of any amendment or modification to the Bank Agreement or the Teachers Note Agreement or any document, instrument or agreement executed in connection with such agreements;

		(ix) with reasonable promptness, such other business or financial data as the Required Holders (of all Notes) may reasonably request;

		(x) as soon as available and in any event within 30 days after the end of each fiscal month, a certificate in the form of Exhibit M hereto (a "Compliance Certificate"), executed by the chief financial Authorized Officer of the Company, (a) showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to Prudential) compliance with covenants contained in Sections 8.2.1, 8.2.2, 8.2.4, 8.2.6, 8.2.7,
8.2.10, 8.2.11, 8.2.12, 8.2.14, 8.2.15 and 8.2.16 of the Bank
Agreement, paragraphs 6B, 6C, 6F, 6H, 6K, 6M, 6N, 6O, 6Q, 6R and 6S of this Agreement, and Sections 8.7, 8.8, 8.9, 8.11,
9.1, 9.2, 9.3, 9.4 and 9.5 of the Teachers Note Agreement and
(b) certifying that (A) no Event of Default (as defined in the Bank Agreement) has occurred and is continuing pursuant to
Section 9.1.2, 9.1.7, 9.1.8 or 9.1.11 of the Bank Agreement,
(B) no Event of Default has occurred and is continuing pursuant to paragraph 7(a) (iv), (viii), (ix), (x), (xvii) or
(xviii) hereof and (C) no Event of Default (as defined in the Teachers Note Agreement) has occurred and is continuing pursuant to Section 12.1(D), (H), (I), (J) or (Q) of the
Teachers Note Agreement.

		(xi) concurrently upon delivery to the Bank Agent, a copy of the borrowing base certificate and any projections or budgets required to be delivered to the Bank Agent under the Bank Agreement; and

		(xii) within ninety days (90) days after the end of the 1996 Fiscal Year, an Officer's Certificate in form and substance satisfactory to the Required Holders demonstrating the compliance or non-compliance by the Company with the tests set forth in clauses (i), (ii) and (iii) of paragraph 11R for the 1995 and 1996 Fiscal Years.

	All financial statements delivered to the Significant Holders pursuant to the requirements of this Agreement (except where otherwise expressly indicated) shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied.
Any proposed change in the Company's accounting policies within the parameters of Generally Accepted Accounting Principles, consistently applied, shall have been concurred with by the Company's independent certified public accountants in writing and shall not be permitted to amend or distort any financial covenant herein contained. Together with each delivery of financial statements required by paragraph 5A(i) and (iii) above, the Company shall deliver to the Significant Holders an Officer's Certificate stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by paragraph 5A(iii) above, the Company shall deliver to the Significant Holders a certificate of the accountants who performed the audit in connection with such statements permitting the Significant Holders to rely on such financial statements and stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. The holders of the Notes shall use their best efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with paragraph 5B below, confidential, provided that the holders of the Notes may communicate such information (a) to any other Person in accordance with the customary practices of commercial lenders relating to routine trade inquiries, (b) to any regulatory authority having jurisdiction over any holder (including, without limitation, the National Association of Insurance Commissioners or any similar organization), (c) to any other Person in connection with any holder's sale of any participations or assignments in the Notes,
(d) to any other Person in connection with the exercise of any holder's rights hereunder or under any of the other Ancillary Agreements or (e) to any other Person to which such delivery or disclosure may be necessary or appropriate (1) in compliance with any law, rule, regulation or order applicable to such holder, or
(2) in response to any subpoena or other legal process.  The
Company authorizes the holders of the Notes to discuss the financial condition of the Company with the Company's independent public accountants and agrees that such discussion or communication shall be without liability to the holders of the Notes or the Company's independent public accountants. The Company shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this paragraph 5A but the failure to deliver such letter shall not impair or otherwise diminish the rights granted to the holders of the Notes pursuant to the preceding sentence.

	5B. Inspections and Audits. Prudential and any Person designated by any Significant Holder in writing, shall have the right, from time to time hereafter, to call at the Company and its Subsidiaries' places of business (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and, without hindrance or delay,
(i) to inspect, audit, check and make copies of and extracts from the Company and its Subsidiaries' books, records, journals, orders, receipts and any correspondence and other data relating to the Company and its Subsidiaries' business or to any transactions between the parties hereto, and (ii) to discuss the affairs, finances and business of the Company and its Subsidiaries with their respective officers, employees or directors.

	5C. Conduct of Business; Compliance With Laws. The Company shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, shall maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts and other rights necessary or desirable to the profitable conduct of their respective business and comply with all applicable laws, rules, regulations and orders of any federal, state or local governmental authority, except for such laws, rules and regulations the violation of which would not, in the aggregate, have a material adverse effect on its financial condition, results of operations or business.

	5D. Claims and Taxes. (1) The Company agrees to indemnify and hold each of the holders of the Notes harmless from and against any and all claims, demands, obligations, losses, damages, penalties, costs, and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) asserted by any Person (other than the Company) in connection with this Agreement or the other Ancillary Agreements or asserted by any Person and relating to or in any way arising out of the possession, use, operation or control of any of the Company's or its Subsidiaries' assets by any Person. The Company and its Subsidiaries will file all tax and information returns and reports required by and prepared in accordance with applicable law and shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all real and personal property taxes, assessments and charges and franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Company or any of its Subsidiaries, or payable by the Company or any of its Subsidiaries, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to property of the Company or any of its Subsidiaries, provided that the Company and its Subsidiaries shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof (i) so long as no lien is filed or recorded with respect thereto (except such liens as may exist by operation of law and so long as the property subject thereto is not subject to foreclosure during the period of such good faith contest), and (ii) so long as such contest does not have a material adverse effect on the financial condition of the Company or any of its Subsidiaries taken as a whole or the ability of the Company to pay or perform any of the obligations to any of the holders of the Notes.

	(2) The Company shall notify the Significant Holders promptly (and in no event later than five (5) Business Days) after receipt of notice from the Internal Revenue Service (the "Service") of a material deficiency assessment, and shall promptly (and in no event later than five (5) Business Days after receipt) send the Significant Holders copies of any notices of proposed deficiency and any notices of deficiency received from the Service. If the Required Holders (of all Notes) so request, the Company shall take all reasonable actions necessary to contest such claimed deficiency and shall appoint outside tax counsel acceptable to the Required Holders (of all Notes) to contest such claims of deficiency and shall direct such counsel to consult with the Required Holders (of all Notes) and to provide the Significant Holders with periodic status reports and assessments of the legal merits of the contest.
 At the Required Holders' (of all Notes) request, such contest shall continue through the appropriate administrative and court procedures including appeals therefrom until such outside tax counsel informs the Significant Holders that it is of the opinion that further contest would be inadvisable taking into account all factors (including any proposed settlement or compromise by the Service).

	5E. Liability Insurance. The Company shall, and the Company shall cause each of its Subsidiaries to, maintain, at their respective expense, such public liability, product liability and third party property damage insurance in such amounts and with such deductibles as are customary for similarly situated companies.

	5F. Property Insurance. The Company shall, and the Company shall cause each of its Subsidiaries to, at their respective expense, keep and maintain its assets insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount at least equal to the replacement cost thereof, and subject to reasonable deductibles and co-insurance provisions.

	5G. Pension Plans. The Company shall, and the Company shall cause each of its Subsidiaries to (i) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to the Company and its Subsidiaries in connection with such termination (as distinguished from any continuing funding obligation); (ii) make contributions to all of the Company's and its Subsidiaries' Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (iii) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (iv) notify the Significant Holders immediately upon receipt of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to the Significant Holders, promptly after the filing or receipt thereof, copies of all reports or notices which the Company or any of its Subsidiaries files or receives under ERISA with or from the Internal Revenue Service (involving or potentially involving amounts of $100,000 or more), the Pension Benefit Guaranty Corporation, or the U.S. Department of Labor.

	5H. Notice of Suit or Adverse Change in Business. The Company shall, as soon as possible, and in any event within three
(3) Business Days after the Company learns of the following, give written notice to the Significant Holders of (i) any material proceeding(s) being instituted or threatened to be instituted by or against the Company or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), including, without limitation, any proceeding with respect to any environmental matter and (ii) any material adverse change in the business, prospects, operations, assets or condition, financial or otherwise, of the Company or any of its Subsidiaries.

	5I. Maximum Obligations under Bank Agreement. The Company will not permit the aggregate amount of Credit Extensions (as defined in Bank Agreement) at any one time outstanding to exceed the following amounts during the following periods:


	Period                          Maximum Permitted Amounts
	------                          -------------------------

	January through March                   $60,000,000

	April through May                       $50,000,000

	June through July                       $40,000,000

	August through September                $40,000,000

	October through December                $50,000,000


	5J.     [Intentionally Omitted]

	5K.     [Intentionally Omitted]

	5L.     [Intentionally Omitted]

	5M.     [Intentionally Omitted]

	5N.     [Intentionally Omitted]

	5O.     Covenant to Secure Note Equally.  The Company covenants
that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph
6A (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such Indebtedness shall be so secured.

	6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid, the Company agrees to observe and perform for the benefit of the holders of the Notes each of the negative covenants set forth below:

	6A.     Encumbrances.  The Company will not, and will not permit
any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, Lien, levy, assessment, attachment or other encumbrance of any nature whatsoever on any of its assets (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 50 hereof) other than the following
"Permitted Liens":

		(a) Liens granted to secure payment of Indebtedness in an aggregate principal amount not to exceed $2,000,000 at any time outstanding which is incurred by the Company or any of its Subsidiaries to a financial institution or a vendor of any assets permitted to be acquired hereunder to finance its acquisition of such assets and which cover only those assets acquired with the proceeds of such Indebtedness;

		(b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Generally Accepted Accounting
Principles shall have been set aside on its books;

		(c) Growers Liens and Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Generally Accepted
Accounting Principles shall have been set aside on its books;

		(d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

		(e) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

		(f)     Liens arising under the Collateral Documents;

		(g) Liens granted prior to March 27, 1996 to secure payment of Indebtedness of the type permitted and described in paragraph 6B(2)(ii); and

		(h) Liens incurred by the Company or any Subsidiary in addition to those described in clauses (a) through (g) above;
provided that at the time of the creation of any such Lien and after giving effect thereto, Priority Debt shall not exceed
15% of Consolidated Tangible Net Worth.

	6B.     Indebtedness and Liabilities. (1) [Intentionally
Omitted]

	(2) The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness except:

		(i)     Indebtedness under the Bank Agreement;
		(ii) Indebtedness existing as of March 27, 1996 which is identified in Exhibit I hereof (exclusive of Indebtedness of the Company's ubsidiaries owing to the Company);

		(iii) Indebtedness in an aggregate principal amount not to exceed $2,000,000 at any time outstanding which is incurred by the Company or any of its Subsidiaries to a financial institution or a vendor of any assets permitted to be acquired hereunder to finance its acquisition of such assets;

		(iv)    unsecured Indebtedness incurred in the
ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

		(v)     Indebtedness in respect of Capital Lease
Obligations to the extent permitted in paragraph 6N;

		(vi) Indebtedness of Sunshine from time to time owing to the Company and incurred in the ordinary course of business on account of the Company's payment of ordinary course payables of Sunshine and on account of Sunshine's properly allocable share of ordinary course overhead expenses incurred and paid by the Company on behalf of Sunshine, provided that the aggregate amount of such Indebtedness shall not exceed $30,000,000 outstanding at any one time, and provided further such Indebtedness shall not be evidenced at any time by a promissory note or other written instrument;

		(vii)   Indebtedness secured by Growers Liens; or

		(viii)    Indebtedness under the Notes.

provided, however, that no Indebtedness otherwise permitted by clause (iii), (iv), (v) or (vi) shall be permitted if, after giving effect to the incurrence thereof, any Default or Event of Default shall have occurred and be continuing.

	6C(1). Consolidation, Merger, etc. The Company shall not, and shall not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

		(a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary, and the assets or stock of any
	Subsidiary may be purchased or otherwise acquired by the Company or any other Subsidiary; and

		(b) the Company or any of its Subsidiaries may consummate a merger in connection with an Acquisition permitted by paragraph 6D(f) provided that the Company or such Subsidiary is the surviving Person in such merger.

	6C(2). [Intentionally Omitted]

	6D.     Permitted Investments.  The Company shall not, and shall
not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

		(a) Investments existing on March 27, 1996 and identified in Exhibit J;

		(b)     Cash Equivalent Investments;

		(c) without duplication, Investments permitted as Indebtedness pursuant to paragraph 6B;

		(d) without duplication, Investments permitted as Capital Expenditures pursuant to paragraph 6N;

		(e)     [Intentionally deleted]

		(f) investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) excluding shares of stock, the total consideration paid by the Company or any of its Subsidiaries in connection with Acquisitions (1) made during the period from March 27, 1996 through the date of termination of the Bank Agreement shall not exceed $5,000,000 and (2) made after the date of termination of the Bank Agreement, taken together with all consideration paid or to be paid in connection with other
Acquisitions during the twelve months preceding the date of any such Acquisition, shall not exceed $10,000,000 in the aggregate in any twelve month period, (ii) such Acquisitions are undertaken in accordance with all applicable laws; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) on a pro forma basis after giving effect to such Acquisition (including any Indebtedness to be incurred in connection therewith), no Default or Event of Default will exist; and

		(g) other Investments in an aggregate amount at any one time not to exceed $500,000;

provided, however, that

		(h) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent
Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and
		(i)     no Investment otherwise permitted by clause (e) or
(g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Default shall have occurred and be continuing.

	6E.     [Intentionally Omitted]

	6F.     Disposal of Property.  The Company shall not, and shall
not permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of (collectively, a "Disposition") any of its assets unless, after giving effect to such proposed Disposition, (A) the aggregate net book value of all assets that were the subject of a Disposition during the twelve-month period ending on the date of such Disposition does not exceed 15% of Consolidated Tangible Assets as of the end of the Fiscal Year of the Company immediately preceding the date of such Disposition, and
(B) no Default or Event of Default shall have occurred and be continuing. Any Disposition of shares of stock of any Subsidiary shall, for purposes of this Section, be valued at an amount that bears the same proportion to the total assets of such Subsidiary as the number of such shares bears to the total number of shares of stock of such Subsidiary. Notwithstanding the foregoing, the following Dispositions shall not be taken into account under this paragraph 6F:

			(i) any Disposition of assets by the Company or a Subsidiary to the Company or a wholly-owned Subsidiary of the Company;

			(ii) any Disposition in the ordinary course of the Company's or any of its Subsidiary's business of inventory, or materials or equipment which is no longer required in the operation of the Company's or such Subsidiary's business or is uneconomic or obsolete; and

			(iii) any Disposition the net proceeds of which are applied within 180 days of such Disposition to (x) the acquisition of fixed assets that are used in the Company's or any of its Subsidiary's business or (y) repayment on a pro rata basis of Senior Funded
Indebtedness, together with the Yield-Maintenance Amount with respect to the Notes so repaid.

	6G.     [Intentionally Omitted]

	6H.     Distributions.  On and at all times after March 27, 1996
the Company shall not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company(other than dividends or distributions payable in its common stock or warrants to purchase its common stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Company, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company; provided, that so long as no Event of Default or Default has occurred and is continuing and it is reasonably foreseeable that, after giving effect to such distribution, the Company will continue to be in compliance with the financial ratios set forth in paragraph 6R of this Agreement, the Company may (i) pay dividends to its common stockholders in an aggregate amount not to exceed 25% of consolidated net earnings, on a cumulative basis, commencing
January 1, 1996 or (ii) purchase or redeem any shares of any class of capital stock (now or hereafter outstanding) of the Company in an amount not to exceed $1,000,000.

	6I.     Change of Fiscal Year.  The Company shall not, and shall
not permit any of its Subsidiaries to change its fiscal year end without the prior written consent of the Required Holders (of all Notes), which consent shall not be unreasonably withheld.

	6J. Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction including, without limitation, the purchase, lease, sale or exchange of any property to, from or with, or the rendering or purchase of any service to or from, any Affiliate except (i) in the ordinary course of and pursuant to the reasonable requirements of any of the Company's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's length transaction with an unaffiliated Person and (ii) as to the leases set forth on Schedule
6J in accordance with the terms hereof in effect on the date hereof.

	6K.     Other Business.  The Company shall not, and shall not
permit any of its Subsidiaries to, engage in any business unrelated to their current businesses, engage in any transaction out of the ordinary course of business, or engage in any transaction which materially and adversely affects the ability of the Company to pay and discharge its liabilities and obligations to the holders of the Notes.

	6L.     Leases.  The Company shall not, and shall not permit any
of its Subsidiaries to, enter into at any time any Rental
Obligation, except an aggregate amount of Rental Obligations of the Company and its Subsidiaries incurred after December 31, 1995 of less than (excluding escalations resulting from a rise in the consumer price or similar index) $650,000 for any Fiscal Year;
provided, however, that any calculation made for purposes of this paragraph shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

	6M.     Amendments to Certain Documents.  The Company will not
consent to or permit any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Teachers Note Agreement, the Bank Agreement or any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification (certified copies of which have been delivered to Prudential) which (i) extends the date or reduces the amount of any required repayment or redemption or (ii) causes the terms and provisions of such agreement, document or instrument to conform to and in any case not conflict with the terms and provisions hereunder, without the consent of the Required Holders, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing, the Company will not consent to or permit any amendment, supplement or other modification which has the effect of (i) increasing the interest rate or fees under such agreement, (ii) increasing the amount of obligations of the Company or any Subsidiary under such agreement, (iii) amending the financial covenants contained in such agreement or (iv) with respect to the Teachers Note Agreement, permitting any prepayment of obligations under such agreement.

	6N.     Capital Expenditures.  The Company shall not, and shall
not permit any of its Subsidiaries to, make Capital Expenditures in any Fiscal Years, except (a) Capital Expenditures incurred before December 31, 1996 related to acquisitions for the Fisher Nut Co. business, (b) other Capital Expenditures incurred during Fiscal
Year 1996 not exceeding $8,200,000 in the aggregate on a consolidated basis, (c) Capital Expenditures incurred during Fiscal Year 1997 not exceeding $7,200,000 in the aggregate on a consolidated basis, and (d) Capital Expenditures in subsequent
Fiscal Years that do not exceed in the aggregate for each such fiscal year $10,000,000.

	6O.     Teachers Notes.  (1) Neither the Company nor any
Subsidiary shall make after October 1, 1995 any payment or prepayment (whether optional or scheduled) of principal, interest or other amounts with respect to the Teachers Subordinated Notes or the other Subordinated Indebtedness (as defined in the Teachers Note Agreement), except that the Company may make scheduled payments to the extent such payments do not conflict with any terms of subordination applicable thereto; purchase any Indebtedness or take any other action with respect to the Teachers Indebtedness in contravention of the Teachers Note Agreement, including, without limitation, the subordination provisions thereof; take or omit to take any action whereby the subordination of the Indebtedness or any part thereof evidenced by Teachers Subordinated Notes to the Notes and obligations under this Agreement might be terminated, impaired or adversely affected (except for conversion of the Teachers Subordinated Notes into capital stock of the Company), or omit to give the holder(s) of the Notes prompt written notice of any notice received from any holder of any Teachers Indebtedness, including, without limitation, any notice received of any default under any agreement or instrument relating to any Teachers Indebtedness by reason whereof such indebtedness might become or be declared to be due or payable. The Required Holder(s) may from time to time give such notices to Teachers as are contemplated by the subordination provisions of the Teachers Note Agreement.

	(2) Neither the Company nor any Subsidiary shall make any optional prepayment of principal with respect to the Teachers Senior Notes without providing the holders of the Notes written notice thereof at the same time as notice is given to Teachers with respect to such prepayment (which notice in any case shall not be given less than ten (10) Business Days or more than sixty (60) days
prior to such proposed date of prepayment).   Such notice shall
contain an offer by the Company to the holders of Notes to purchase on a date (the "Prepayment Date") no later than the date that the Teachers Senior Notes are scheduled to be prepaid that outstanding principal amount of Notes which bears the same proportion to the aggregate principal amount of Notes then outstanding as the outstanding principal amount of Teachers Senior Notes being prepaid bears to the aggregate principal amount of Senior Teachers
Notes then outstanding.    If a holder accepts such offer, the
Company shall on the Prepayment Date purchase (and each such holder thereof shall sell) such holder's pro rata share (based on the proportion of the outstanding principal amount of all Notes held by such holder) of the principal amount of Notes that the Company is offering to purchase hereunder at a purchase price equal to the aggregate outstanding principal amount thereof, together with interest thereon to the date of purchase and the Yield-Maintenance Amount, if any, with respect thereto (calculated as if the purchase of such Notes were an optional prepayment thereof as provided in paragraph 4B hereof); provided, however, if a holder notifies the Company prior to the proposed Prepayment Date that such holder is rejecting the Company's offer to purchase such holder's Notes, the Company shall not be obligated to purchase, and such holder shall not be obligated to sell, such holder's Notes under this paragraph 6O(2). For purposes of this paragraph 6O(2), a holder's failure prior to the Prepayment Date to reject in writing any offer made by the Company under this paragraph to purchase such holder's Notes shall be deemed an acceptance of such offer. No holder of any such Note shall be required to make any representation or warranty in connection with such sale, other than with respect to its ownership of its Notes. All purchases of any holder's Notes pursuant to this paragraph 6O(2) shall be applied ratably to any Series of Notes then outstanding held by such holder. Any partial prepayment of the Notes pursuant to this paragraph 6O(2) shall be applied in satisfaction of required prepayments of principal in inverse order of their scheduled maturity dates. Notwithstanding the foregoing, if the holders of the Teachers Senior Notes waive the payment of any Make-Whole Amount (as defined in the Teachers Note Agreement) with respect to any optional prepayment of the Teachers Senior Notes, and no other prepayment fee or similar amount is payable in connection therewith, the Company shall not be obligated with respect to such optional prepayment to purchase under this paragraph 6O(2) all or any portion of the Notes of a holder that has accepted the Company's offer to purchase made in connection with such optional prepayment, unless such holder waives in writing prior to or on the Prepayment Date the payment of any Yield-Maintenance Amount that would be due upon such purchase.

	6P.     Take or Pay Contracts.  The Company shall not, and shall
not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Company or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

	6Q.     Negative Pledges, Restrictive Agreements, etc.  The
Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (excluding (i) this Agreement, (ii) any other Ancillary Agreement, (iii) any amendment to the Bank Agreement or the Teachers Note Agreement that causes the terms and provisions of such agreement to conform to and in any case not conflict with the terms and provisions hereunder that has been delivered to Prudential pursuant to this Agreement and (iv) any agreement governing any Indebtedness secured by Liens permitted by paragraph 6(A)(a) as to the assets financed with the proceeds of such Indebtedness) prohibiting:

		(a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Company or any party to a Guaranty to amend or otherwise modify this Agreement or any other Ancillary Agreement; or

		(b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Company.

	6R.     Financial Covenants.  The Company shall not permit:

		(a) Tangible Net Worth at any time to be less than the sum of (i) $55,000,000 plus (ii) as of the end of each Fiscal
Quarter, an amount equal to 50% of the Company's consolidated net earnings, on a cumulative basis, commencing on January 1, 1996; provided, however, that in the event that the Company has a consolidated net loss for any Fiscal Quarter, consolidated net earnings for purposes of this clause (a) shall be deemed to be zero for such Fiscal Quarter.

		(b) The ratio of (i) Senior Funded Indebtedness to (ii) Total Capitalization of the Company, on a consolidated basis, at any time to exceed 57%.

		(c) The ratio of (i) Funded Indebtedness to (ii) Total Capitalization of the Company, on a consolidated basis, after the incurrence of any additional Subordinated Debt (including any increase in the amount of any existing Subordinated Debt) to exceed 60%.

		(d) The Fixed Charge Coverage Ratio to be less than the following amounts during the following periods:

			Minimum Fixed
		Charge Coverage Ratios                   For the Quarter Ended
		----------------------                   ---------------------

				1.00                       December 31, 1996
				 .50                       March 27, 1997
				1.00                       June 26, 1997
				1.75                       September 25, 1997
				2.00                       December 31, 1997

		(e) The Rolling Fixed Charge Coverage Ratio on a consolidated basis as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending March 26, 1998 to be less than 1.75 to 1.0.

		(f) The Current Ratio at any time to be less than 1.25 to 1.0.

	6S.     The Company will not permit any Subsidiary to create,
assume, guarantee or otherwise become liable in respect of any Indebtedness (excluding any Indebtedness arising under the Guaranties or any guaranty by Sunshine or Quantz of the Bank Obligations or any guaranty by Sunshine of the Company described in paragraph 6B(2)(ii)) unless at the time such Subsidiary becomes liable with respect to such Indebtedness and after giving effect thereto Priority Debt shall not exceed 15% of Consolidated Tangible Net Worth.

	7.      EVENTS OF DEFAULT.

	7A.     Acceleration.  If any of the following events shall
occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

		(i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

		(ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

		(iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any subsidiary) shall occur and be continuing exceeds $1,000,000; or

		(iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made; or

		(v) the Company fails to perform or observe any agreement contained in paragraph 5F or paragraph 6; or

		(vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 10 days after the Company receives written notice thereof from any Significant Holder;
or
		(vii) the Company or any subsidiary makes an assignment for the benefit of creditors; or

		(viii) any decree or order for relief in respect of the Company or any subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy
Law"), of any jurisdiction; or

		(ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company or any Subsidiary under the Bankruptcy
Law of any other jurisdiction; or

		(x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

		(xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

		(xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with Generally Accepted Accounting Principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries
(determined in accordance with Generally Accepted Accounting
Principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

		(xiii) there shall be entered against the Company or any of its Subsidiaries any one or more judgments or decrees in excess of $500,000 in the aggregate at any one time outstanding for the Company or any Subsidiary, excluding those judgments or decrees (A) that shall have been stayed, vacated or bonded, (B) that shall have been outstanding less than 30 days from the entry thereof, (C) for and to the extent the Company or any such Subsidiary is insured and with respect to which the issuer specifically has assumed responsibility in writing therefor, or (D) for and to the extent to which the Company and/or its Subsidiaries are otherwise indemnified if the terms of such indemnification are satisfactory to the Required Holders in their sole discretion; or

		(xiv) (A) there shall have been instituted by the Pension Benefit Guaranty Corporation, the Company or any ERISA Affiliate of steps to terminate a Plan or to reorganize, withdraw from or terminate a Multiemployer Plan if as a result of such reorganization, withdrawal or termination, the Company or any ERISA Affiliate could be required to make a contribution to such Plan or Multiemployer Plan, or could incur a liability or obligation to such Plan or Multiemployer
Plan in excess of $250,000, or (B) a contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA; or

		(xv) an "Event of Default" as defined in the Bank
Agreement as amended from time to time after the date hereof shall occur and be continuing thereunder; or an "Event of Default" as defined in the Teachers Note Agreement as amended from time to time after the date hereof shall occur and be continuing thereunder; or

		(xvi) the Company, any Affiliate or any Subsidiary shall fail to comply with or to perform any provision of, or otherwise be in default (beyond any applicable grace period) under, any of the Ancillary Agreements; or any of the Ancillary Agreements shall fail to remain in full force and effect; or any Person shall endeavor to take any action to discontinue, terminate or revoke any of the Ancillary
Agreements or to assert the invalidity thereof; or

		(xvii)  Any Change of Control shall occur; or

		(xviii) the Collateral Agent shall cease to have a first priority perfected security interest and lien (subject to liens permitted pursuant to paragraph 6A) in substantially all of the property of the Company, Sunshine and Quantz pursuant to the Collateral Documents; or

		(xix) the Company shall breach any of the covenants set forth in Section (A) 9.1 or 9.2 of the Teachers Note Agreement and such breach shall have continued for a period of more than 15 days after any Authorized Officer has actual knowledge thereof or the Company receives written notice thereof from any holder of a Note or any holder of a Senior Note (as defined in the Teachers Note Agreement) or (B) 10.1 or 10.2 of the Teachers Note Agreement and such breach shall have continued for a period of more than 30 days after any Authorized Officer has actual knowledge thereof or the Company receives written notice thereof from any holder of a Note or any holder of a Subordinated Note (as defined in the Teachers
Note Agreement); or

		(xx) any Bank or the Bank Agent refuses for more than 5 consecutive Business Days to make any loan, issue any letter of credit or create any bankers' acceptance requested by the Company under the Bank Agreement where such loan, letter of credit or bankers' acceptance would not cause the Company to exceed the limitations set forth in Section 2.1.1 or 3.1 of the Bank Agreement or the availability under the Borrowing
Base (as defined in the Bank Agreement);

then (a) if such event is an Event of Default specified in clause
(i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield Maintenance Amount, if any, with respect to the Notes, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to the Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is any Event of Default, the Required Holder(s) of any Series of Notes may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

	7B.     Rescission of Acceleration.  At any time after any or
all of the Notes of a Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement (as this Agreement pertains to the Notes of such Series). No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

	7C.     Notice of Acceleration or Rescission.  Whenever any Note
shall be declared immediately due and payable pursuant to paragraph
7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

	7D.     Other Remedies.  If any Event of Default or Default
shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, the other Ancillary Agreements and such Note by exercising such remedies as are available to such holder in respect thereof hereunder, thereunder and under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in any of the other Ancillary Agreements or in aid of the exercise of any power granted in this Agreement or in any of the other Ancillary Agreements. No remedy conferred in this Agreement upon the holder of any Note or in any of the other Ancillary Agreements is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein and in the Ancillary Agreements or now or hereafter existing at law or in equity or by statute or otherwise.

	8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

	8A.     Organization.  The Company is a corporation duly
organized and existing in good standing under the laws of the State of Delaware, and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The names and jurisdictions of incorporation of each Subsidiary are set forth on Exhibit F.

	8B.     Financial Statements.  The Company has furnished each
Purchaser of the Notes with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as of the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all certified by Price Waterhouse (or such other accounting firm as may be reasonably acceptable to such Purchaser); and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with Generally Accepted Accounting Principles and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and statements of cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated.  There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.
	8C.     Actions Pending.  There is no action, suit,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

	8D.     Outstanding Indebtedness.  Neither the Company nor any
subsidiary has any Indebtedness outstanding except as permitted by paragraph 6B. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

	8E.     Title to Properties.  The Company has, and each
subsidiary has, good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A. The Company and each subsidiary enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the conduct of their respective businesses, none of which contains any unusual or burdensome provisions which could be reasonably expected to materially affect or impair the operation of such businesses. All such leases are valid and subsisting and are in full force and effect.

	8F.     Taxes.  The Company has, and each subsidiary has, filed
all Federal, State and other income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles.

	8G.     Conflicting Agreements and Other Matters.  Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of any of the Ancillary Agreements, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of any of the Ancillary Agreements will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or any of its subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Exhibit G attached hereto.

	8H.     Offering of Notes.  Neither the Company nor any agent
acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue sky law of any applicable jurisdiction.

	8I.     Regulation G, Etc.  Neither the Company nor any
subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes were used to refinance certain existing indebtedness of the Company, fund certain capital expenditures and working capital expenses and to restructure the Company's capitalized lease obligations with respect to its facility on Busse Road in Elk Grove Village, Illinois. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, the Collateral Documents or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

	8J.     ERISA.  No accumulated funding deficiency (as defined in
section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer
Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer
Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B.

	8K.     Governmental Consent.  Neither the nature of the Company
or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange
Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of this Agreement or the Notes.

	8L.     Environmental Compliance.  The Company and its
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

	8M.     Hostile Tender Offers.  None of the proceeds of the sale
of any Notes will be used to finance a Hostile Tender Offer.

	8N.     Disclosure.  Neither this Agreement nor any other
document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchasers by the Company prior to the date hereof in connection with the transactions contemplated hereby.

	8O.     Authorization and Delivery.  Each Ancillary Agreement to
which the Company or any of its Subsidiaries is a party has been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company and such Subsidiary, and are valid obligations of the Company and such Subsidiary, legally binding upon and enforceable against the Company and such Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).

	9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as set forth below in paragraph 9. Such representations shall survive the execution and delivery of this Agreement and, to the extent applicable, the payment of the Notes.

	9A.     Nature of Purchase.  Such Purchaser is not acquiring the
Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control. Each Purchaser hereby acknowledges that the Notes to be purchased have not been registered under the Securities Act, and therefore, cannot be resold unless they are registered under the Securities Act or an exemption from registration is available.

	9B.     Source of Funds.  No part of the funds being used by
such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

	10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the text of any provision hereof shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

	10A.    Yield-Maintenance Terms.

	"Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

	"Called Principal" shall mean, with respect to any Note, the principal of such Note that (i) is to be prepaid pursuant to paragraph 4A(2) or 4B or purchased by the Company pursuant to paragraph 6O(2) or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

	"Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

	"Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

	"Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying
(a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

	"Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement
Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

	"Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal (i) is to be prepaid pursuant to paragraph 4A(2) or 4B or purchased by the Company pursuant to paragraph 6O(2) or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

	"Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

	l0B.  Other Terms.

	"Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person,
(ii) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or
(iii) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

	"Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.
	"Agreement" shall mean this Second Amended and Restated Note Agreement, as amended, restated, supplemented or otherwise modified from time to time.

	"Ancillary Agreements" shall mean this Agreement, the Notes, the Collateral Documents, the Collateral Agency Agreement and the Guaranties and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any Subsidiary or any Affiliate (or any successor of such Person) in connection with this Agreement.

	"Attributable Debt" shall mean, as to any particular lease relating to a sale and leaseback transaction, the present value of Rental Payments required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with Generally Accepted Accounting Principles using a discount factor equal to the interest rate implicit in such lease).

	"Authorized Officer" shall mean (i) in the case of the Company, its president, its chief executive officer, its chief financial officer, its executive vice president, its treasurer and any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential and
(ii) in the case of Prudential, Allen Weaver, Mark Hoffmeister, Scott von Fischer, Marie Frioramonti and any vice president of Prudential designated as an "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a member of Prudential's law department. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

	"Bainbridge Industrial Revenue Bond" means those industrial development revenue bonds known as Series 1987 Bonds issued to finance the acquisition, construction and equipping of a manufacturing facility of the Company by the Decatur County-Bainbridge Industrial Development Authority ("DCBIDA")under that certain Trust Indenture dated as of June 1, 1987 between DCBIDA and Trust Company Bank.

	"Bank Agent" shall mean Bank of America Illinois in its capacity as agent under the Bank Agreement.

	"Bank Agreement" shall mean that certain Credit Agreement dated as of March 27, 1996 among the Company, as Borrower, and Bank of America Illinois, The Northern Trust Company and National City Bank as lenders, and Bank of America Illinois as agent for such lenders, together with the Loan Documents (as defined therein), all as amended, modified and in effect from time to time with the consent of the Required Holders.

	"Bank Obligations" shall mean the "Obligations" as defined in the Bank Agreement (which shall include additional advances under the Bank Agreement as amended from time to time whether or not permitted under the Bank Agreement as of the date hereof but subject to the restrictions set forth in paragraph 6M as in effect on the date hereof) as in effect on the date hereof and with such amendments thereto as the Required Holders may consent to in writing.

	"Bankruptcy Law" shall have the meaning specified in clause
(viii) of paragraph 7A.

	"Banks" shall mean Bank of America Illinois, The Northern
Trust Company and National City Bank, and Bank of America Illinois, in its capacity as agent under the Bank Agreement, and their respective successors and assigns and any other party that becomes a lender under the Bank Agreement.

	"Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with Generally Accepted Accounting Principles, would be classified as capital expenditures.

	"Capital Lease Obligation" shall mean any rental obligation which, under Generally Accepted Accounting Principles, is or will be required to be capitalized on the books of the Company or any Subsidiary taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

	"Cash Equivalent Investment" means, at any time:

		(i) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

		(ii) commercial paper, maturing not more than nine months from the date of issue, which is issued by

			(a) a corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated
A-1 by Standard & Poor's Corporation or P-1 by Moody's
Investors Service, Inc., or

			(b)     any Bank (or its holding company);

		(iii) any certificate of deposit or banker's acceptance, maturing not more than one year after such time, which is issued by either

			(a) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, or

			(b)     any Bank; or

		(iv) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (iii)(a)) which

			(a) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (i) through (iii); and

			(b) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder.

	"Change in Control" means:

		(i) the failure of Jasper B. Sanfilippo and Mathias Valentine, their respective immediate family members, and certain trusts created for the benefit of their respective sons and daughters to own, in the aggregate, shares of voting stock of the Company, on a fully diluted basis, representing the right to elect a majority of the directors of the Company;
or

		(ii) the failure of the Company to own directly and beneficially, 100% of Sunshine's or Quantz's outstanding shares of common stock of all classes.

	"Code" shall mean the Internal Revenue Code of 1986, as amended.

	"Collateral Agent" shall mean Bank of America Illinois, in its capacity as agent for the Secured Lenders (as defined in the Security Agreement) under the Collateral Agency Agreement, together with any successor or replacement agent which may be appointed pursuant to the Collateral Agency Agreement.

	"Collateral Agency Agreement" shall have the meaning given to the term "Intercreditor and Collateral Agency Agreement" in the Security Agreement.

	"Collateral Documents" shall have the meaning given such term in the Security Agreement.

	"Consolidated Interest Expense" means, for any period, the total interest expense (including interest expense attributable to Capital Lease Obligations) of the Company and its consolidated Subsidiaries, determined in accordance with Generally Accepted Accounting Principles in a manner consistent with that applied in the preparation of the audited financial statements referred to in paragraph 8B.

	"Consolidated Net Income" means, for any period, the consolidated net income for the Company and its Subsidiaries as reflected on its consolidated statement of income for such period, determined in accordance with Generally Accepted Accounting Principles in a manner consistent with that applied in the preparation of the audited financial statements referred to in paragraph 8B.

	"Consolidated Tangible Assets" shall mean as of any date the consolidated assets of the Company and its Subsidiaries as of such date less any assets included therein properly classified as intangible assets, in each case determined in accordance with Generally Accepted Accounting Principles.

	"Consolidated Tangible Net Worth" means, at any time, the total of stockholders equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of the Company and its consolidated Subsidiaries calculated in accordance with Generally Accepted Accounting Principles, less the sum of the total amount of any intangible assets. Intangible assets shall include, without limitation, unamortized debt discount and expense, unamortized deferred charges and goodwill.

	"Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

	"Current Debt" shall mean, without duplication, (i) the "Revolving Loan Accounts" and the "Aggregate Outstanding Acceptance Amount" as defined in the Bank Agreement (and to the extent the Bank Agreement shall be supplemented or replaced in whole or in part by any other credit facility then Current Debt shall include any comparable account by any other name under any such credit facility) and (ii) all indebtedness of the Company and its Subsidiaries for borrowed money or evidenced by notes payable or drafts accepted representing extensions of credit which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof.

	"Current Liabilities" shall mean all Liabilities of the Company on a consolidated basis which should, in accordance with Generally Accepted Accounting Principles consistently applied, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from the date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of Indebtedness required to be paid within one year, including, without limitation, the principal amount of the outstanding Bank Obligations. The term "Current Liabilities" shall not include the Company's obligations with respect to the Decatur County Industrial Revenue Bonds to the extent that such obligations would not constitute Current Liabilities but for the fact that during the year prior to a reset date thereunder such bonds are subject to mandatory redemption.

	"Current Ratio" means the ratio of (i) consolidated current assets of the Company and its Subsidiaries to (ii) consolidated current liabilities of the Company and its Subsidiaries except current liabilities with respect to deferred taxes.

	"EBIT" means, for any period, an amount equal to the sum of
(i) Consolidated Net Income for such period; plus (ii) the aggregate amount of Consolidated Interest Expense that was deducted for such period in determining Consolidated Net Income; plus (iii) the aggregate amount that was deducted in respect of Federal, state, local, and foreign income taxes of the Company and its consolidated Subsidiaries for such period in determining Consolidated Net Income; plus (iv) the aggregate amount of non-cash losses arising other than in the ordinary course of business for the Company and its consolidated Subsidiaries during such period; minus (v) the aggregate amount of non-cash gains arising other than in the ordinary course of business for the Company and its consolidated Subsidiaries during such period.

	"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

	"ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

	"Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

	"Fiscal Quarter" means any quarter of a Fiscal Year.

	"Fiscal Year" means any period of twelve consecutive calendar months ending on the last day of December; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1995 Fiscal Year") refer to the Fiscal Year ending on the date which is the last day in December occurring during such calendar year.

	"Fixed Charge Coverage Ratio" means the ratio, as measured at the end of each Fiscal Quarter for the applicable Fiscal Quarter, of (i) the sum of (a) EBIT, plus (b) Rental Payments to (ii) the sum of (y) Consolidated Interest Expense, plus (z) Rental Payments.

	"Funded Debt" shall mean and include without duplication,

		(i) any obligation payable more than one year from the date of creation thereof, which under Generally Accepted
Accounting Principles is shown on the balance sheet as a liability (including Capital Lease Obligations but excluding reserves for deferred income taxes and deferred compensation and other reserves to the extent that such reserves do not constitute an obligation),

		(ii) indebtedness payable more than one year from the date of creation thereof which is secured by any Lien on property owned by the Company or any Subsidiary, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Subsidiary, and

		(iii) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), obligations under any contract which, in economic effect, is substantially equivalent to a guarantee, and other contingent liabilities whether direct or indirect in connection with the obligations, stock or dividends of any Person.

The term `Funded Debt' shall not include obligations owing to the Banks under the Bank Agreement.

	"Funded Indebtedness" shall at any date mean:

	(i) all outstanding principal under the Bank Agreement, excluding the principal amount of any Letter of Credit issued in connection with the Bainbridge Industrial Revenue Bond to the extent that such obligation is included in paragraph (ii) below;

	(ii) all other Indebtedness of the Company or any of its Subsidiaries which by its terms

		(a) matures more than one year from the date of its creation, or

		(b) matures within one year from the date of its creation but, at the Company's or such Subsidiary's election, is renewable or extendible (whether or not theretofore renewed or extended) under, or payable from the proceeds of any other
Indebtedness which may be incurred pursuant to the provisions of, any revolving credit or similar agreement; and

	(iii) all guarantees, direct or indirect, of any obligations under paragraphs (i) and (ii) above.

	"Generally Accented Accounting Principles" shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

	"Grower's Liens" means Liens held by any grower or producer of agricultural products under the provisions of the Perishable Agricultural Commodities Act, as amended (7 U.S.C. Sections 499a-499t), or any regulation enacted pursuant thereto (7 C.F.R. Part 46) or producers liens created under California Food and Agricultural Code
Section 55631, as amended, or any similar state law, but does not include Liens originally obtained against any grower or supplier, including but not limited to those obtained through filing or notification under the Food Security Act of 1985, as amended.

	"Guaranties" shall mean that certain Amended and Restated Guaranty Agreement dated as of October 19,1993 made by Sunshine in favor of the holders of the Notes and that certain Guaranty Agreement made by Quantz in favor of the holders of the Notes, dated as of the date hereof, as each is amended, restated, supplemented and otherwise modified from time to time in accordance with the provisions thereof.

	"Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rat cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

	"Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

	"Indebtedness" of any Person means, without duplication:

		(i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

		(ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

		(iii) all obligations of such Person as lessee under leases which have been, in accordance with Generally Accepted
Accounting Principles, recorded as Capital Lease Obligations;

		(iv) all other items which, in accordance with Generally Accepted Accounting Principles, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

		(v)     net liabilities of such Person under all Hedging
Obligations; and

		(vi) whether or not so included as liabilities in accordance with Generally Accepted Accounting Principles, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

	"Institutional Investor" shall mean Prudential, any Prudential Affiliate or any bank, bank affiliate, financial institution, insurance company, pension fund, endowment or other organization which regularly acquires debt instruments for investment.

	"Interest Rate Increase Event" shall have the meaning assigned to such term in paragraph 11R.

	"Investment" means, relative to any Person,

		(i) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); and

		(ii) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

	"Liabilities" shall have the meaning usually given that term in accordance with Generally Accepted Accounting Principles, and shall include, without limitation, Indebtedness.

	"Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).
	"Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

	"Notes" shall mean the following senior promissory notes of the Company each due on August 15, 2004 (other than the notes described in clause (vi), which are due May 15, 2006): (i) 7.87% Series A Senior Notes in the aggregate principal amount of $4,000,000, issued September 29, 1992, (ii) 8.22% Series B Senior Notes in the aggregate principal amount of $6,000,000, issued September 29, 1992, (iii) 8.22% Series C Senior Notes in the aggregate principal amount of $4,000,000, issued September 29, 1992, (iv) 8.33% Series D Senior Notes in the aggregate principal amount of $3,000,000 issued January 15, 1993, (v) 6.49% Series E Senior Notes in the aggregate principal amount of $8,000,000, issued September 15, 1993 and (vi) 8.31% Series F Notes Senior Notes in the aggregate principal amount of $10,000,000 issued June 23, 1994. The terms "Series A Note" and "Series A Notes", "Series B Note" and "Series B Notes", "Series C Note" and "Series C Notes", "Series D Note", "Series D Notes", "Series E Note" and "Series E Notes" and "Series F Note" and Series F Notes" shall respectively include each Series A Note, Series B Note, Series C Note, Series D Note, Series E Note and Series F Note delivered pursuant to any provision of this Agreement.

	"Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

	"Permitted Liens" shall have the meaning specified in paragraph 6(A).

	"Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

	"Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

	"Priority Debt" shall mean the sum (without duplication) of
(i) the aggregate unpaid principal amount of all Indebtedness or other obligations secured by Liens permitted by paragraph 6A(g) plus (ii) the aggregate unpaid principal amount of all Indebtedness of Subsidiaries of the Company plus (iii) all outstanding Attributable Debt of the Company and any of its Subsidiaries.

	"Prohibited Transaction" shall mean "Prohibited Transaction" as defined in Section 4975(c)(1) of the Code and Section 406(a)(1) of ERISA.

	"Prudential" shall mean The Prudential Insurance Company of
America.

	"Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

	"Purchaser" shall mean Prudential as purchasers of the Notes.

	"Quantz" shall mean Quantz Acquisition Co., Inc., a Delaware corporation.

	"Rental Obligation" means, with respect to any Person, any obligation of such Person to make any rent or lease payments or other similar payments as lessee of real or personal property (or any interest therein).

	"Rental Payment" means, with respect to any Person, any rent or lease payment or other similar payments made by such Person as lessee under any lease (other than any Capital Lease) of real or personal property, including without limitation, an operating lease or a rental agreement but excluding any amounts required to be paid by the lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes and similar charges.

	"Reportable Event" shall mean "Reportable Event" as defined in
Section 4043 of ERISA and regulations issued thereunder.

	"Required Holder(s)" shall mean the holder or holders of greater than 50% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

	"Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

	"Rolling Fixed Charge Coverage Ratio" means the ratio, as measured at the end of each Fiscal Quarter for the four immediately preceding Fiscal Quarters, of (i) the sum of (a) EBIT, plus (b)
Rental Payments to (ii) the sum of (y) Consolidated Interest
Expense, plus (z) Rental Payments.

	"Securities Act" shall mean the Securities Act of 1933, as amended.

	"Security Agreement" shall mean the Security Agreement, dated as of the date hereof, among the Company, Sunshine, Quantz and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

	"Senior Funded Indebtedness" means all Funded Indebtedness of the Company or any of its Subsidiaries which is not Subordinated
Indebtedness.

	"Series" shall mean Notes which are otherwise designated a "Series" hereunder.

	"Significant Holder" shall mean (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or (ii) any other holder of at least 10% of the aggregate principal amount of any Series of Notes from time to time outstanding. To the extent that any notice or document is required to be delivered to the Significant Holders under this Agreement, such requirement shall be satisfied with respect to Prudential and all Prudential Affiliates by giving notice, or delivery of a copy of any such document, to Prudential (addressed to Prudential and each such Prudential Affiliate).

	"Subordinated Funded Indebtedness" means all Funded
Indebtedness of the Company or any of its Subsidiaries which is Subordinated Indebtedness.

	"Subordinated Indebtedness" shall mean the Teachers
Subordinated Notes and any other indebtedness of the Company and its Subsidiaries which is subordinated to the Notes in a manner acceptable to the Required Holder(s) as evidenced by their written agreement to such effect.

	"Subsidiary" shall mean, with respect to any Person, any corporation of which of the outstanding capital stock having more than 50% of the voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

	"Sunshine" shall mean Sunshine Nut Co., Inc., a Texas corporation.

	"Tangible Net Worth" means the consolidated net worth of the Company and its Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of the Company and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

	"Teachers" shall mean, collectively, Teachers Insurance and Annuity Association of America and the other purchasers or holders of promissory notes issued under the Teachers Note Agreement from time to time, and any thereof.

	"Teachers Indebtedness" shall mean the indebtedness evidenced by the Teachers Senior Notes and Teachers Subordinated Notes.

	"Teachers Note Agreement" shall mean that certain Note Purchase Agreement dated as of August 30, 1995 between the Company and Teachers, as in effect on the date of the original execution thereof and as the same may be amended, modified or supplemented from time to time.

	"Teachers Senior Notes" shall mean the "Senior Notes", as such term is defined in the Teachers Note Agreement, issued pursuant to such agreement in the initial aggregate principal amount of $10,000,000, together with any promissory notes issued in exchange therefor in the form of such notes and constituting Senior Notes under the Teachers Note Agreement as in effect on the first closing date thereunder.

	"Teachers Subordinated Notes" shall mean the "Subordinated Notes", as such term is defined in the Teachers Note Agreement on the date hereof, issued pursuant to such agreement in the initial aggregate principal amount of $15,000,000, together with any promissory notes issued in exchange therefor in the form of such notes and constituting Subordinated Notes under the Teachers Note Agreement as in effect on the first closing date thereunder.

	"Teachers Sunshine Guaranty" shall mean the "Sunshine
Guaranty" as defined in the Teachers Note Agreement; provided that such guaranty is permitted under paragraph 6E hereof.

	"Total Capitalization" means the sum of Senior Funded
Indebtedness, Subordinated Funded Indebtedness and total stockholders' equity (excluding treasury stock) of the Company.

	"Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased under this Agreement.

	10C.    Accounting Principles, Terms and Determinations.  Unless
otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

	11.     MISCELLANEOUS.

	11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 11:00 a.m., Chicago time, on the date due) to (i) such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto or (ii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

	11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with this Agreement or any of the other Ancillary Agreements, and any subsequent proposed modification of, or proposed consent under, this Agreement or any of the other Ancillary Agreements in each case requested by the Company, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or any other Ancillary Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Ancillary Agreement or the transactions contemplated hereby or by reason of such Purchaser or such Transferee having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The Company shall have no obligation to pay the fees and expenses of any Purchaser incurred by such Purchaser in connection with a transfer of the Notes unless a Default or Event of Default shall be continuing. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

	11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest or Yield-Maintenance Amount payable with respect to the Notes of such Series, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

	11D.    Form, Registration, Transfer and Exchange of Notes; Lost
Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000 except as may be necessary to reflect any amount not evenly divisible by $1,000,000; provided, however, that no such minimum denomination shall apply to Notes issued to, or issued upon transfer by any holder of the Notes to, Prudential or one or more Prudential Affiliates or accounts managed by Prudential or Prudential Affiliates or to any other entity or group of affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes.
Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

	11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence and any applicable restrictions of the Securities Act on the transfer thereof, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

	11F.    Survival of Representations and Warranties; Entire
Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. Other than with respect to the Events of Default expressly being waived in the letter agreement dated the date hereof between Prudential and the Company (the "Letter Agreement"), neither this Agreement nor the Letter Agreement shall operate as a waiver of any Default or Event of Default that has occurred under the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 19, 1993, between the Company and Prudential (the "Prior Agreement") and which is continuing on the date hereof after giving effect to this Agreement and the Letter Agreement, or operate as a waiver of any right, power or remedy of Prudential under the Prior Agreement.
 Without limiting the foregoing, notwithstanding that certain provisions in the Prior Agreement have been deleted in this Agreement, Prudential is not waiving any of its rights, powers or remedies with respect to any misrepresentation, breach or fraud by the Company under or in connection with the Prior Agreement.

	11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

	11H.  [Intentionally left blank.)

	11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as any Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at:

		John B. Sanfilippo & Son, Inc.
		2299 Busse Road
		Elk Grove Village, Illinois 60007
		Attention:  Jasper B. Sanfilippo, President

		with a copy to:

		Jenner & Block
		One IBM Plaza
		Chicago, Illinois  60611
		Attention: Timothy R. Donovan

or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

	11J. Payments Due on Non-Business Days. Anything in this Agreement, the Notes or the Ancillary Agreements to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.
	11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

	11L. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

	11M. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

	11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OR THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS.

	11O. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original and constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

	11P. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	11Q. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential.

	11R.    Interest Rate Increase upon Occurrence of Interest Rate
Increase Event. The Company hereby agrees that immediately upon the occurrence of an Interest Rate Increase Event the per annum rate of interest in effect from time to time on each Series of Notes outstanding hereunder shall be automatically increased to an amount equal to the sum of (a) the per annum rate of interest applicable to such Series of Notes in the absence of this paragraph
11R (including, without limitation, any applicable default rate of interest), plus (b) .85%. Subject to the next sentence of this paragraph, the Company agrees at its sole expense to take such further actions and steps as may be reasonably requested by the Required Holder(s) to evidence any increase in the interest rate on the Notes pursuant to this paragraph, including, without limitation, the delivery of new notes evidencing the increased interest rate on the Notes pursuant to this paragraph; provided, however, any interest rate increase pursuant to this paragraph shall be effective whether or not the Company complies with any request of the Required Holder(s) made under this paragraph. The Company shall not be responsible for attorney fees and expenses of counsel to the holder(s) of the Notes incurred in connection with documentation of an interest rate increase pursuant to this paragraph.

	"Interest Rate Increase Event" shall occur if the Company shall fail to be in compliance with any of the tests set forth below:

		(i) the ratio (expressed as a percentage) of (A) Net Income plus Consolidated Interest Expenses for any fiscal year of the Company to (B) Senior Funded Debt of the Company and its Subsidiaries as at the end of any such fiscal year shall be greater than 20% for the fiscal year ending December 31, 1995 and greater than 22% for the fiscal year ending December 31, 1996;

		(ii)    (A) Cash Flow for the fiscal year ending
December 31, 1995 shall not be less than the amount of Capital Expenditures made or incurred during such fiscal year, and (B) Cash Flow for the fiscal year ending
December 31, 1996 shall exceed the amount of Capital
Expenditures made or incurred by the Company and its Subsidiaries during such fiscal year by at least
$5,000,000; and

		(iii) the ratio (expressed as a percentage) of (A) Senior Funded Debt of the Company and its Subsidiaries to (B) Total Capitalization (Prudential) shall not exceed 50% on December 31, 1995 or December 31, 1996.

For purposes of this paragraph 11R the following terms shall have the following meanings:

	"Cash Flow" shall mean, with respect to the Company for any Fiscal Year, the amount which in accordance with Generally Accepted Accounting Principles would be set forth opposite the caption "cash flows from operating activities" (or any like caption) on the annual consolidated cash flow statement of the Company with respect to such Fiscal Year delivered pursuant to paragraph 5A(iii).

	"Consolidated Funded Debt" shall mean, as of the time of any determination thereof, the aggregate principal amount of all Funded Debt of the Company and its Subsidiaries determined on a consolidated basis.

	"Net Income" shall mean the Company's net income (or loss) on a consolidated basis after income and franchise taxes and shall have the meaning given such term by Generally Accepted Accounting Principles (consistently applied), provided that there shall be specifically excluded therefrom tax-adjusted (i) gains or losses from the sale of capital assets, and (ii) gains or losses arising from extraordinary items, as defined by Generally Accepted
Accounting Principles.

	"Senior Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries other than Subordinated Indebtedness.
	"Total Capitalization (Prudential)" shall mean:

	(a)     Consolidated Funded Debt; plus

	(b)     the sum of:

		(i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit)

		(ii) the amount of consolidated surplus, whether capital or earned, of the Company and its Subsidiaries; minus

	(c) the amount shown on the consolidated balance sheet of the Company and its Subsidiaries for any patents, trademarks, copyrights, trade names, goodwill, unamortized debt discount and expense, any write-up of the value of any assets after December 31, 1991, and other intangibles (other than notes from affiliates excluding Subsidiaries) and treasury stock.

	11S.    Forum Selection and Consent to Jurisdiction.  ANY
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDERS OF THE NOTES OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE HOLDERS OF THE NOTES OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.
 THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER ANCILLARY AGREEMENTS.

	11T.    Waiver of Jury Trial.  THE HOLDERS OF THE NOTES AND THE
COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT, OR ANY
COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDERS OF THE NOTES OR THE COMPANY.
THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER
PROVISION OF EACH OTHER ANCILLARY AGREEMENT TO WHICH IT IS A PARTY)
AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDERS OF
THE NOTES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER
ANCILLARY AGREEMENT.

	11U.    Setoff.  Upon the occurrence of  any Default described
in paragraphs 7A(vii) through (xi), inclusive, or any Event of Default, each holder of a Note shall have a right of setoff against any and all deposits (general or special, time or demand, provisional or final) and other property at any time held, and other indebtedness at any time owing, by any holder of a Note, the Collateral Agent, any holder of Teachers Senior Notes or Teachers Subordinated Notes, any Bank or the Bank Agent to or for the credit or the account of the Company (collectively, "Deposits"). Without limiting the foregoing, each holder of a Note shall have all rights of setoff provided by applicable law and, in addition thereto, the Company agrees that at any time any Event of Default exists, each holder of a Note may apply to the payment of the obligations of the Company under the Notes and this Agreement in accordance with the Collateral Agency Agreement, any and all Deposits then or thereafter held by or with any holder of a Note, any holder of the Teachers Senior Notes or Teachers Subordinated Notes, the
Collateral Agent, any Bank or the Bank Agent.

	[signature page to follow]

					      Very truly yours,

					      JOHN B. SANFILIPPO & SON, INC.


					      By:     /s/ Gary P. Jensen
						      ------------------
					      Title:  Executive Vice President
						      of Finance and Chief
The foregoing Agreement is                            Financial Officer
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By:    /s/ Mark Hoffmeister
       --------------------
Title: Vice President

				    PURCHASER SCHEDULE

			      John B. Sanfilippo & Son Inc.
		      Series A Notes, Series B Notes and Series C Notes



						 Aggregate
						 Principal
						 Amount of
						 Notes to be       Note
						 Purchased     Denomination(s)
					      ---------------  ---------------
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA                                      $14,000,000      $4,000,000
								 $6,000,000
								 $4,000,000

	All payments on account of
Notes held by such purchaser
shall be made by wire transfer
of immediately available funds
for credit to:

(1)     In the case of payments on
account of the Series A Note
originally issued in the
principal amount of
$4,000,000:

	Account No. 890-0304-391
	Bank of New York
	New York, New York
	(ABA No.: 021-000-018)

	Each such wire transfer shall
set forth the name of the
Company, a reference to "7.87%
Series A Senior Notes due
August 15, 2004, Security No.
!INV4299!", and the due date
and application (as among
principal, interest and Yield-
Maintenance Amount) of the
payment being made.

(2)     In the case of payments on
account of the Series B Note
originally issued in the
principal amount of
$6,000,000:

	Account No. 890-0304-391
	Bank of New York
	New York, New York
	(ABA No.: 021-000-018)

	Each such wire transfer shall
set forth the name of the
Company, a reference to "8.22%
Series B Senior Notes due
August 15, 2004, Security No.
!INV4299!", and the due date
and application (as among
principal, interest and Yield
Maintenance Amount) of the
payment being made.

(3)     In the case of payments on
account of the Series C Note
originally issued in the
principal amount of
$4,000,000:

	Account No. 890-0304-391
	Bank of New York
	New York, New York
	(ABA No.: 021-000-018)

	Each such wire transfer shall
	set forth the name
	of the Company, a reference
	to "8.22% Series C
	Senior Notes due August 15,
	2004, Security No.
	11NV4299!", and the due date
	and application
	(as among principal, interest
	and Yield-
	Maintenance Amount) of the
	payment being made.

(4)     Address for all notices
relating to payments:


	The Prudential Insurance
	Company of America
	c/o Prudential Capital
	Corporation
	Three Gateway Center
	100 Mulberry Street
	Newark, New Jersey 07102-4077

	Attention:  Investment
	Administration Unit

(5)     Address for all other
communications and notices:

	The Prudential Insurance
	Company of America
	c/o Prudential Capital Group
	Two Prudential Plaza
	Suite 5600
	Chicago, Illinois  60601

	Attention: Managing Director

(6)     Recipient of telephonic
prepayment notices:

	Manager, Asset Management
	Unit
	(201) 802-6429

(7)     Tax Identification No.:
	22-1211670



							    SERIES D NOTES

			      PURCHASER SCHEDULE

			John B. Sanfilippo & Son Inc.


						 Aggregate
						 Principal
						 Amount of
						 Notes to be       Note
						 Purchased     Denomination(s)
						 -----------   ---------------
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA                                       $3,000,000      $3,000,000


(1)     All payments on account of
Notes held by such purchaser
shall be made by wire transfer
of immediately available funds
for credit to:

	Account No. 890-0304-391
	Bank of New York
	New York, New York
	(ABA No.: 021-000-018)

	Each such wire transfer shall
	set forth the name of the
	Company, a reference to "8.33%
	Series D Senior Note due
	August 15, 2004, Security No.
	!1NV4299!", and the due date
	and application (as among
	principal, interest and Yield-
	Maintenance Amount) of the
	payment being made.

(2)     Address for all notices
relating to payments:

	The Prudential Insurance
	Company of America
	c/o Prudential Capital Group
	Three Gateway Center
	100 Mulberry Street
	Newark, New Jersey 07102-4077

	Attention: Investment
	Administration Unit

(3)     Address for all other
communications and notices:

	The Prudential Insurance
	Company of America
	c/o Prudential Capital Group
	Two Prudential Plaza
	Suite 5600
	Chicago, Illinois  60601
	Attention:  Managing
	Director

(4)     Recipient of telephonic
prepayment notices:

	Manager, Asset Management
	Unit
	(201) 802-6429

(5)     Tax Identification No.:
	22-1211670


							    SERIES E NOTES

				       PURCHASER SCHEDULE

				 John B. Sanfilippo & Son Inc.




						 Aggregate
						 Principal
						 Amount of
						 Notes to be       Note
						 Purchased     Denomination(s)
						 -----------   ---------------
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA                                       $8,000,000      $8,000,000


(1)     All payments on account of
Notes held by such purchaser
shall be made by wire transfer
of immediately available funds
for credit to:

	Account No. 890-0304-391
	Bank of New York
	New York, New York
	(ABA No.: 021-000-018)

	Each such wire transfer shall
	set forth the name of the
	Company, a reference to "6.49%
	Series E Senior Note due
	August 15, 2004, Security No.
	!1NV4299!", and the due date
	and application (as among
	principal, interest and Yield-
	Maintenance Amount) of the
	payment being made.

(2)     Address for all notices
relating to payments:

	The Prudential Insurance
	Company of America
	c/o Prudential Capital Group
	Three Gateway Center
	100 Mulberry Street
	Newark, New Jersey 07102-4077

	Attention: Investment
	Administration Unit

(3)     Address for all other
communications and notices:

	The Prudential Insurance
	Company of America
	c/o Prudential Capital Group
	Two Prudential Plaza
	Suite 5600
	Chicago, Illinois  60601

	Attention: Managing Director

(4)     Recipient of telephonic
prepayment notices:

	Manager, Asset Management
	Unit
	(201) 802-6429

(5)     Tax Identification No.:
	22-1211670


							    SERIES F NOTES

	PURCHASER SCHEDULE

	John B. Sanfilippo & Son Inc.



						 Aggregate
						 Principal
						 Amount of
						 Notes to be       Note
						 Purchased     Denomination(s)
						 -----------   ---------------
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA                                       $10,000,000     $10,000,000


(1)     All payments on account of
Notes held by such purchaser
shall be made by wire transfer
of immediately available funds
for credit to:

	Account No. 890-0304-391
	Bank of New York
	New York, New York
	(ABA No.: 021-000-018)

	Each such wire transfer shall
	set forth the name of the
	Company, a reference to "8.31%
	Series F Senior Note due May
	15, 2006, Security No.
	!1NV4299!", and the due date
	and application (as among
	principal, interest and Yield-
	Maintenance Amount) of the
	payment being made.

(2)     Address for all notices
relating to payments:

	The Prudential Insurance
	Company of America
	c/o Prudential Capital Group
	Three Gateway Center
	100 Mulberry Street
	Newark, New Jersey 07102-4077

	Attention: Investment
	Administration Unit

(3)     Address for all other
communications and notices:

	The Prudential Insurance
	Company of America
	c/o Prudential Capital Group
	Two Prudential Plaza
	Suite 5600
	Chicago, Illinois  60601

	Attention: Managing Director

(4)     Recipient of telephonic
prepayment notices:

	Manager, Asset Management
	Unit
	(201) 802-6429

(5)     Tax Identification No.:
	22-1211670


							    EXHIBIT A



			    [Intentionally Omitted]


							    EXHIBIT B



			    [Intentionally Omitted]





							    EXHIBIT C


			    [Intentionally Omitted]


							    EXHIBIT D



			    [Intentionally Omitted]

							    EXHIBIT E



			    [Intentionally Omitted]



							    EXHIBIT F

			      Place of                         Business
 Name                         Incorporation     Ownership      Description
 -----------------------------------------------------------------------------

 Sunshine Nut Co., Inc.       Texas             100%           Manufactures or
							       processes a
							       product line of
							       food and snack
							       items

 Quantz Acquisition           Delaware          100%           Holds certain
  Co., Inc. (formerly                                          patents
  known as Machine Design,
  Inc.)

 JBS International, Inc.      Barbados          100%           A foreign
							       international
							       sales
							       corporation




							    EXHIBIT H


			    [Intentionally Omitted]

							    EXHIBIT I

						       Aggregate
						       Amount
			      Nature of                Outstanding  Description
 Indebtedness                 Indebtedness   Obligor   at 02-02-96  of any Lien
-------------------------------------------------------------------------------
1. COMMERCIAL LETTERS OF       Commercial    Borrower  $389,863     N/A
   CREDIT                      letters of
			       credit
   Five commercial letters
   of credit issued under
   the Credit Agreement and
   outstanding as of the
   date hereof will survive
   the payoff of the
   indebtedness listed in
   item 8.2.2(b).  The
   letters of credit expire
   on the following dates:
   one will expire on March
   30, 1996; (b) two will
   expire on April 30, 1996;
   and (c) the remaining two
   will expire on May 15,
   1996

2. IRB FINANCING
   (a) Trust Indenture dated   Industrial    Borrower  $8,000,000   Security
   as of June 1, 1997 between  Development                          interest to
   Decatur County-Bainbridge   Bonds                                TCB in all
   Development Authority and   originally                           real
   Trust Company Bank ("TCB"), issued to                            property,
   as Trustee                  finance the                          real
			       construction                         property
   (b) Loan Agreement dated    and equipping                        improve-
   as of June 1, 1987 by and   of Borrower's                        ments,
   between Decatur County-     Bainbridge,                          machinery,
   Bainbridge Industrial       Georgia                              equipment
   Development Authority and   facility                             and other
   Borrower                                                         tangible
								    personal
   (c) Deed to Secure Debt                                          property at
   and Security Agreement                                           Borrower's
   dated as of June 1, 1987                                         Bainbridge,
   between Borrower and TCB                                         Georgia
								    facility
   (d) Irrevocable Direct
   Pay Letter of Credit from
   LNB to TCB dated June 1,
   1992 in the amount of
   $8,260,000 (the "IRB
   Letter of Credit")

   (e) Amended and Restated
   Reimbursement Agreement
   dated June 1, 1992 by and
   between Borrower, LNB and
   ANB

   (f) Amendment to Amended
   and Restated Reimbursement
   Agreement dated October 19,
   1993 by and between
   Borrower, LNB and ANB

3. PRUDENTIAL FINANCING
   (a) Amended and Restated    Long term     Borrower  $32,500,000(4) None
   Note Purchase and Private   financing
   Shelf Agreement dated as    facility
   of October 19, 1993 by and
   between The Prudential
   Insurance Company of
   America ("Prudential") and
   Borrower (the "Prudential
   Financing") (3)

   (b) Amended and Restated     Sunshine     Sunshine  $32,500,000(4) None
   Guaranty Agreement dated     Guaranty
   as of October 19, 1993 by    of
   Sunshine in favor of         Prudential
   Prudential                   Financing

4. BUSSE CAPITAL LEASE
   OBLIGATION

   Industrial Building Lease    Lease for    Borrower  $6,131,117   N/A
   dated June 1, 1985 by and    2299 Busse
   between Borrower and LNB,    Road, Elk
   Trustee, under Trust         Grove Village,
   Agreement dated 2-7-79 and   Illinois and 1717
   known as Trust No.           Arthur Avenue,
   100628(5)                    Elk Grove Village,
				Illinois

--------------------------------
(3) Prior to the date hereof (and, therefore, excluding any amendment necessitated by the transaction contemplated by the Credit Agreement for which this Disclosure Schedule was prepared) the Prudential Financing has been amended by four amendments: (a) a First Amendment to Amended and Restated Note Purchase and Private Shelf Agreement dated as of August 31, 1994; (b) a Second Amendment to Amended and Restated Note Purchase and Private Shelf Agreement dated as of September 12, 1995; (c) a Third Amendment to amended and Restated Note Purchase and Private Shelf Agreement dated as of February 20, 1996; and (d) a Consent and Waiver dated October 13, 1995 by and between Borrower and Prudential.

(4) Represents the aggregate original principal amount of all seven promissory notes which have been issued pursuant to the Prudential Financing, as follows:
(a) 7.87% Series A Senior Note Due August 15, 2004 in the original principal amount of $4,000,000 (No. A-1); (b) 8.22% Series B Senior Note Due August 15, 2004 in the original principal amount of $6,000,000 (No. B-1); (c) 8.22% Series C Senior Note Due August 15, 2004 in the original principal amount of $4,000,000 (No. C-1); (d) 8.33% Series D Senior Note Due August 15, 2004 in the original principal amount of $3,000,000 (No. D-1); (e) 6.49% Series E Senior Note Due August 15, 2004 in the original principal amount of $8,000,000 (No. E-1); (f) 8.31% Series F Senior Note Due May 15, 2006 in the original principal amount of $8,000,000 (No. F-1); and (g) 8.31% Series F Senior Note Due May 15, 2006 in the original principal amount of $2,000,000 (No. F-2).

(5) This Industrial Building Lease has been amended by two amendments: (a) a First Amendment to Industrial Building Lease dated September 29, 1992; and
(b) a Second Amendment to Industrial Building Lease dated March 3, 1995.

-------------------------------

						       Aggregate
						       Amount
			      Nature of                Outstanding  Description
 Indebtedness                 Indebtedness   Obligor   at 02-02-96  of any Lien
-------------------------------------------------------------------------------

5. TOUHY CAPITAL LEASE
   OBLIGATION

   Industrial Building Lease   Lease for     Borrower  $2,126,840   N/A
   dated November 1, 1985 by   300 E. Touhy
   and between Borrower and    Avenue, Des
   LNB, as Trustee under       Plaines,
   Trust Agreement dated       Illinois
   September 20, 1966 and
   known as Trust No. 34837(6)

6. MALMO MORTGAGE

   (a) Promissory Note dated   3001 Malmo    Borrower  $2,484,619   N/A
   September 27, 1995 made     Drive,
   payable to Indianapolis     Arlington
   Life Insurance Company      Heights,
   ("Indianapolis Life") in    Illinois
   the original principal
   amount of $2,500,000

   (b) First Mortgage and
   Security Agreement dated
   September 27, 1995 from
   Borrower to Indianapolis
   Life

   (c) Assignment of Rents,
   Leases, Income and Profits
   dated September 27, 1995
   by Borrower for the benefit
   of Indianapolis Life

   (d) Environment Risk
   Agreement dated as of
   September 27, 1995 by
   Borrower for the benefit of
   Indianapolis Life

-------------------------------

(6) This Industrial Lease has been amended by three amendments: (a) a First Amendment to Industrial Building Lease dated June 1, 1987; (b) a Second Amendment to Industrial Building Lease dated December 14, 1990; and (c) a Third Amendment to Industrial Building Lease dated September 1, 1991.

-------------------------------


						       Aggregate
						       Amount
			      Nature of                Outstanding  Description
 Indebtedness                 Indebtedness   Obligor   at 02-02-96  of any Lien
-------------------------------------------------------------------------------

7. ARTHUR AVENUE MORTGAGE

   (a) Promissory Note dated  Funds borrowed  Borrower $1,663,641   Mortgage on
   as of March 31, 1989 and   to acquire                            real
   made payable by LNB, as    building at                           property
   Trustee under Trust        1851 Arthur                           and real
   Agreement dated March 17,  Avenue, Elk                           property
   1989 and known as Trust    Grove Village,                        improve-
   No. 114243 ("LNB Trustee") Illinois                              ments (and
   to the order of Cohen                                            rents and
   Financial Corporation                                            leases
   ("Cohen") in the original                                        relating
   principal amount of                                              thereto) at
   $1,800,000                                                       1851 Arthur
								    Avenue, Elk
   (b) Mortgage dated as of                                         Grove
   March 31, 1989 by and                                            Village,
   between LNB Trustee and                                          Illinois
   Cohen                                                            and all
								    machinery,
   (c) Modification Agreement                                       equipment,
   dated July 1, 1990 by and                                        fixtures,
   among LNB Trustee, Borrower,                                     furniture,
   Jasper Sanfilippo, Mathias                                       etc.,
   Valentine and Mutual Trust                                       located at
   Life Insurance Company ("                                        such
   Mutual Life")                                                    premises

   (d) Modification Agreement
   dated September 29, 1992 by
   and among LNB Trustee, Borrower,
   Jasper Sanfilippo, Mathias
   Valentine and Mutual Life

   (e) Assignment of Rents and
   Leases dated March 31, 1989
   by and between LNB Trustee,
   Borrower and Cohen

   (f) Security Agreement dated
   as of March 31, 1989 by and
   between LNB Trustee, Borrower
   and Cohen


8. TEACHERS INSURANCE AND
   ANNUITY ASSOCIATION OF
   AMERICA

   (a) Note Purchase Agreement  Long term     Borrower  $25,000,000  Unsecured
   dated August 30, 1995        financing
   between Borrower and         facility
   Teachers Insurance Annuity
   Association of America
   ("Teachers") (7)(8)

   (b) Guaranty dated as of     Sunshine      Sunshine  $17,000,000  Unsecured
   August 30, 1995 by Sunshine  Guaranty of
   in favor of Teachers         long term
   (Senior Notes)               financing
				facility

   (c) Guaranty dated as of     Sunshine      Sunshine  $15,000,000  Unsecured
   August 30, 1995 by Sunshine  Guaranty of
   in favor of Teachers         long term
   (Subordinated Notes)         financing
				facility



 ------------------------------

 (7) Represents the aggregate original principal amount of two promissory notes which have been issued pursuant to the Note Purchase Agreement, as follows: (a) 8.30% Senior Note due 2005 in the original principal amount of $10,000,000; and (b) 9.38% Senior Subordinated Note due 2005 in the original principal amount of $15,000,000.

 (8) Prior to the date hereof (and, therefore, excluding any amendment necessitated by the transaction contemplated by the Credit Agreement for which this Disclosure Schedule was prepared) the Note Purchase Agreement has been amended once by that certain Consent and Waiver dated October 13, 1995 by and between Borrower and Teachers.

 ------------------------------


						       Aggregate
						       Amount
			      Nature of                Outstanding  Description
 Indebtedness                 Indebtedness   Obligor   at 02-02-96  of any Lien
-------------------------------------------------------------------------------

9. FISHER NUT COMPANY

   $1,250,000 Promissory      Purchase Price   Borrower  $1,250,000  Various
   Note dated January 10,     for equipment                          UCC
   1996 and made payable      purchased in                           financing
   to the Fisher Nut          connection with                        statements
   Company ("Fisher") (9)     the acquisition                        filed
			      of certain                             against
			      assets of Fisher                       certain
								     equipment

10. OTHER LIABILITIES         Trade payables,  Borrower  $18,525,777  N/A
			      income tax
			      payables and other
			      accrued expenses

11. BORROWER EQUIPMENT        Lease payments   Borrower  Not in      Various
    LEASES                    under various              excess of   UCC
			      equipment lease            $200,000    financing
								     statements
								     filed
								     against
								     such
								     leased
								     equipment

12. SUNSHINE EQUIPMENT        Lease payments   Sunshine  Not in      Various
    LEASES                    under various              excess of   UCC
			      equipment leases           $50,000     financing
								     statements
								     filed
								     against
								     such
								     leased
								     equipment

-------------------------------

(9) The Borrower completed the first step of the Fisher Nut Company transaction (the "Fisher Transaction") on November 6, 1995. The Fisher Transaction was divided into several parts, with the Borrower acquiring:
(i) the Fisher trademarks, brand names, product formulas and other intellectual and proprietary property for $5.0 million, paid on November 6, 1995; (ii) certain specified items of machinery and equipment for approximately $1.25 million, payable pursuant to a promissory note dated January 10, 1996 (secured by such machinery and equipment), bearing interest at an annual rate of 8.5% and requiring eight equal quarterly installments of principal (plus accrued interest) commencing in June 1996; (iii) certain of the raw material and finished goods inventories of the Fisher Nut business for approximately $15.8 million, payable monthly, in cash, in amounts based on the amount of such inventories actually used by the Borrower in each month with a final payment of the balance, if any, of the purchase price on March 31, 1996;
and (iv) substantially all of the packaging materials of the Fisher Nut business for approximately $1.1 million, payable monthly, in cash, in amounts based on the amount of such materials actually used by the Borrower during each month with a final payment of the balance, if any, of the purchase price on November 6, 1996. As of March 15, 1996, the Borrower had remaining obligations to purchase approximately $3.6 million of raw material and finished goods inventories, and approximately $0.7 million of packaging inventories, in connection with the Fisher Transaction.
-------------------------------

13. OTHER SUNSHINE
    NOTES PAYABLES

   (a) U.S. Small Business    Term Note to     Sunshine  $90,249  UCC financing
   Administration Certified   purchase                            statements
   Development Company        machinery and                       filed in
   Program "504" Note Loan    equipment                           respect of 1
   No. CDC-L-ME-4-205 243                                         can line, 1
   003 in the original                                            shell sorter
   principal amount of                                            (upgrade to
   $137,000                                                       Asset #475),
								  1 shell
								  sorter (with
								  color
								  sorting) --
								  serial
								  #89587, 1
								  forklift, 1
								  nut sizer --
								  serial
								  # S-2282, 1
								  two stage
								  blower --
								  serial
								  # B-2283, 1
								  barrel
								  dumper, 1 jet
								  printer and
								  all proceeds,
								  replacements,
								  etc., thereof

   (b) Commercial Term Note   Machinery and    Sunshine  $61,905  Same as 13(a)
   dated August 29, 1991      equipment                           above
   made by Sunshine in favor  Term Note
   of Bank One, Texas, N.A.
   ("Bank One") in the
   principal amount of
   $162,500

   (c) Commercial Term Note   Machinery and    Sunshine  $17,346  UCC financing
   dated February 27, 1992    equipment                           statements
   made by Sunshine in favor  Term Note                           filed against
   of Bank One in the                                             certain
   principal amount with                                          equipment
   $74,523.83

   (d) Commercial Term Note   Machinery and    Sunshine  $1,669   UCC financing
   dated May 6, 1991 made by  equipment                           statements
   Sunshine in favor of       Term Note                           filed in
   Bank One in the principal                                      respect of 1
   amount of $26,029                                              Assy-3VTB
								  Slide-Pecan-
								  MIDG PC S
								  (Serial No.
								  91853) and
								  1 Install Kit
								  3VTB-Slide



							    EXHIBIT J

		Investments in the entities set forth on Exhibit F.


							    EXHIBIT K


			      [Intentionally Omitted]

							    EXHIBIT L


			      [Intentionally Omitted]

							    EXHIBIT M


		      MONTHLY COVENANT COMPLIANCE CERTIFICATE


	This Monthly Covenant Compliance Certificate ("Compliance Certificate") is furnished in connection with the Second Amended and Restated Note Agreement dated as of January ___, 1997 (the "Note Agreement") among the undersigned, John B. Sanfilippo & Son, Inc. (the "Company"), The Prudential Insurance Company of America and each "Prudential Affiliate" which pursuant to the terms thereof has become a party thereto ("Prudential"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings specified in the Note Agreement.

	The undersigned hereby certifies on behalf of the Company that:

	1.      I am the duly elected ________________________ of the
Company;

	2. I have reviewed the terms of the Note Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its subsidiaries during the accounting period covered by the financial statements being delivered together with this Compliance Certificate;

	3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

	Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:


	4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's and its Subsidiaries compliance with the covenants of the Note Agreement, Bank Agreement and Teachers Note Agreement specified in clauses (a), (b) and (c) of paragraph 5 below, all of which data and computations are, to the best of my knowledge, true and correct in all material respects.

	5. The Company certifies and warrants that as of the date hereof:

			(a) Company is in compliance with each of the covenants contained in the following Sections of the Bank Agreement:

				Section 8.2.2           Indebtedness
				Section 8.2.4           Financial Condition
				Section 8.2.6           Restricted Payment, etc.
				Section 8.2.7           Capital Expenditures,
							etc.
				Section 8.2.10          Consolidation, Merger,
							etc.
				Section 8.2.11          Dispositions of Assets
				Section 8.2.12          Modification of Certain
							Agreements
				Section 8.2.14          Negative Pledges,
							Restrictive Agreements,
							etc.
				Section 8.2.15          Clean Down
				Section 8.2.16          Subsidiary Debt

			(b) Company is in compliance with each of the covenants contained in the following paragraphs of the Note Agreement:

				Paragraph 6B            Indebtedness and
							Liabilities
				Paragraph 6C            Consolidations, Mergers
				Paragraph 6F            Disposal of Property
				Paragraph 6H            Distributions
				Paragraph 6K            Other Business
				Paragraph 6M            Amendments to Certain
							Documents
				Paragraph 6N            Capital Expenditures
				Paragraph 6O            Teachers Notes
				Paragraph 6Q            Negative Pledges,
							Restrictive Agreements
				Paragraph 6R            Financial Covenants
				Paragraph 6S            Subsidiary Indebtedness

			(c) Company is in compliance with each of the covenants contained in the following Sections of the Teachers Note Agreement:

				Section 8.7             Current Ratio
				Section 8.8             Subsidiary Debt
				Section 8.9             Restricted Payments
							and Restricted
							Investments
				Section 8.11            Lines of Business
				Section 9.1             Financial Tests
				Section 9.2             Consolidated Tangible
							Net Worth
				Section 9.3             Indebtedness
				Section 9.4             Consolidation, Merger
							or Disposition of
							Substantially All
							Assets
				Section 9.5             Disposition of Assets

			(d) no Event of Default (as defined in the Bank Agreement) has occurred and is continuing pursuant to the following Sections of the Bank Agreement:

				Section 9.1.2           Breach of Warranty
				Section 9.1.7           Change in Control
				Section 9.1.8           Bankruptcy, Insolvency,
							etc.
				Section 9.1.11          Impairment of Liens

			(e) no Event of Default has occurred and is continuing pursuant to the following paragraphs of the Note Agreement:

				Paragraph 7A(iv)        False or misleading
							representation or
							warranty
				Paragraph 7A(viii)      Bankruptcy or similar
							event
				Paragraph 7A(ix)        Voluntary bankruptcy
							or similar event
				Paragraph 7A(x)         Involuntary bankruptcy
							or similar event
				Paragraph 7A(xvii)      Change of control
				Paragraph 7A(xviii)     Impairment of liens

			(f) no Event of Default (as defined in the Teachers Note Agreement) has occurred and is continuing pursuant to the following Sections of the Teachers Note
Agreement:

				Section 12.1(D) False or misleading warranty
				Section 12.1(H) Bankruptcy or similar event
				Section 12.1(I) Voluntary bankruptcy or similar
						event
				Section 12.1(J) Involuntary bankruptcy or
						similar event
				Section 12.1(Q) Impairment of liens.

	The Company hereby acknowledges and agrees that the attached
Schedule I is not intended to be a comprehensive or complete list of all the covenants in the Note Agreement nor shall it limit the right of prudential to require further information from the Company if permitted by the Note Agreement. The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this _________ day of ______________________, l9__.

					JOHN B. SANFILIPPO & SON, INC.


					By:
				     Title:

				SCHEDULE 6J

			 PERMITTED LEASES AND SALES


Lease of Building #4
Industrial Park
Selma, Texas

Tenant: TOMCO Equipment Co.
	3340 Rosebud Road
	Loganville, GA 30249

Term:   April 1 to December 31, 1993


Lease of Building #3
Industrial Park
Selma, Texas

Tenant: Svedala Industries, Inc.
	16435 1H35 South
	Selma, Texas 78154

Term:   July 1, 1993 to June 30, 1996


Sale of Commercial Building at
1332 West Grand Avenue
Chicago, Illinois
Anticipated closing - October, 1993


Lease of 2500 square feet at
1851 Arthur
Elk Grove Village, Illinois

Tenant: JesCorp
	1851 Arthur
	Elk Grove Village, IL